UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at September 30, 2011

Statement of Operations for the period from March 10, 2010 (date of inception) to September 30, 2010

Statement of Operations for the period from October 1, 2010 to September 30, 2011

Notes to the Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 3, 2011 (the “Closing Date”), Marine Drive Mobile Corp (MDM) completed the Membership Interests Purchase Agreement, dated August 26, 2011 (the “Purchase Agreement”) with the members of I Like A Deal ( ILAD). As a result of the Purchase Agreement, the members of ILAD acquired 1,000,000 of the issued and outstanding common stock of MDM, ILAD became our wholly-owned subsidiary, and the Company acquired the business and operations of ILAD.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Marine Drive Mobile Corp and I Like A Deal, LLC as of September 30, 2011 as if the merger occurred on September 30, 2011.  The Unaudited Pro Forma Combined Financial Statements of Operations give effect to the merger of Marine Drive Mobile and I Like A Deal, LLC as if it   took place on the beginning of the first accounting period presented in these pro forma combined financial statements.  These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of I Like A Deal, LLC, which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of Marine Drive Mobile and I Like A Deal, LLC had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

Marine Drive Mobile Corp.
(A Development Stage Company)
Pro Forma Combined Balance Sheet
(Unaudited)

 September 30, 2011

	Marine Drive Mobile Corp	I Like A Deal	Note		Pro Forma Adjustments	Pro Forma Combined
Assets

Current Assets
Cash	$17,393	$-			$-	$17,393
Total Current Assets	17,393	-			-	17,393

Investment
Acquisition of ILAD	390,000	-	2	(a)	(390,000)	-
Total Investment	390,000	-			(390,000)	-

Other Assets
Website costs, net of accumulated amortization of $5,000	-	10,000			-	10,000
Goodwill	44,669	-	2	(d)	380,080	424,749
Total other Assets	44,669	10,000			380,080	434,749

Total Assets	452,062	10,000			(9,920)	452,142

LIABILITIES and STOCKHOLDERS’ (DEFICIT)

Current Liabilities
Accounts payable	68,417	80				68,497
Advances payable	181,346	-				181,346
Advance payable to related party	27,523	-				27,523
Loan payable to related party	-	36,559	2	(c)	(36,559)	-
Total Current Liabilities	277,286	36,639			(36,559)	277,366

STOCKHOLDERS’ (DEFICIT)
Common shares	110,220	-	2	(b)	-	110,220
Additional paid-in capital	427,110	-	2	(b,c,d)	26,639	453,749
Deficit accumulated during development stage	(362,354)	(26,639)				(388,193)
Total Stockholders’ (Deficit)	174,126	(26,639)			26,639	(174,776)

Total Liabilities and Stockholders’ (Deficit)	$452,062	$10,000			(9,920)	$452,142

       The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp.
(A Development Stage Company)
Pro Forma Combined Statement of Operations
(Unaudited)
From March 10, 2010 to September 30, 2010

	Marine Drive Mobile Corp	I Like A Deal	Note		Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$-			$-	$-

Expenses
General and administrative	26,818	9,273			-	36,091
Sales and marketing	-	593			-	593
Total Expenses	26,818	9,866			-	36,684

Net Loss	$(26,818)	$(9,866)			$-	(36,684)

Net Loss Per Common Share
- basic and diluted	$(0.00)				$(0.00)	$(0.00)

Weighted Average Outstanding shares	37,220,000		2	(a)	1,000,000	38,220,000
- basic and diluted

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp.
(A Development Stage Company)
Pro Forma Combined Statement of Operations
(Unaudited)

From October 1, 2010 to September 30, 2011

	Marine Drive Mobile Corp	I Like A Deal	Note	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$1, 012		$(1,012)	$-

Expenses
Amortization	-	5,000		-	5,000
General and administrative	160,664	12,535		(1,012)	172,187
Sales and marketing	12,315	250		-	12,565
Total Expenses	172,979	17,785		(1,012)	189,752

Net Loss	$(172,979)	$(16,773)		-	(189,752)

Net Loss Per Common Share
- basic and diluted	$(0.01)			-	$(0.01)

Weighted Average Outstanding shares	33,874,877		2(a)	1,000,000	34,874,877

        The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Amounts expressed in US dollars)

1.          BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Marine Drive Mobile Corp. and I Like A Deal, LLC as of September 30, 2011 as if the acquisition occurred on September 30, 2011.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of Marine Drive Mobile Corp. and I Like A Deal, LLC assuming that the acquisition took place on October 1, 2009.

2.          PRO FORMA ADJUSTMENTS

  a) Simultaneously with the closing of the Purchase Agreement, the members of I Like A Deal, LLC received 1,000,000 common shares and surrendered their 100% interest in I Like A Deal, LLC.

 The issuance of the shares with a par value of $1,000 was recorded as an investment in the books of Marine Drive Mobile Corp and an increase in the value of common stock. The market value of the Company’s stock on the closing date was $0.39 resulting in $389,000 being recorded as additional paid-in capital.

 b)  As part of the acquisition of I Like A Deal, LLC, through the share purchase agreement, the loan to a related party was not taken over by the Company, therefore an elimination was recorded with the offset to additional paid-in capital.

 c)  In allocating the purchase price of I Like A Deal, LLC, the Company issued $390,000 worth of stock and assumed website costs of $10,000 and a debt of $80 resulting in an adjustment to Goodwill of $380,080 with a corresponding entry to additional paid-in capital.